Exhibit 99.1

   Esterline to Open Sales/Engineering Facility in Toulouse, France


    BELLEVUE, Wash.--(BUSINESS WIRE)--July 1, 2003--

    Updates Outlook: Solid Defense Business Continues to Balance
        Commercial Aerospace Softness

    Esterline Technologies (NYSE:ESL)(www.esterline.com) today announced plans to open a sales and engineering facility in Toulouse, France, to better serve its growing presence in Europe. More than 25% of Esterline's nearly $600 million annualized sales are now generated from its manufacturing operations in France and the UK.
    Robert W. Cremin, Esterline CEO, said, "...we add value by addressing our customers' complex requirements with unique, highly engineered aerospace solutions, ranging from flight controls to advanced materials. Our success lies in our customers' confidence that they will have maximum access to our engineers whenever they need it." Cremin said that Esterline has "...a long standing reputation for investing in its operations no matter where we are in a given cycle." Despite the current softness in commercial aerospace, he said, "...there's no better time to strengthen our presence in the heart of Europe's aerospace community."
    Two weeks ago, Esterline finalized the acquisition of UK-based Weston Aerospace. "This move," said Cremin, "when combined with our existing France-based sensors operation, increases our high-end aerospace sensors business by nearly 50%, and creates a true market leader to serve the world's jet engine manufacturers."
    Esterline also recently completed a private placement of $175 million in senior subordinated notes. Cremin said that the "...bond investors looked very favorably on our performance and our ability to continue executing on our strategy, pricing the offering at 7.75%, a very attractive rate for a first time issuer." He said the proceeds would be used in part to fund the Weston acquisition and pay down some existing debt but also to "...continue to invest in the future of the company with such strategic moves as our new Toulouse facility."
    Cremin said the recent Paris Airshow provided a good forum to announce "...our new facility and also a unique opportunity to take the pulse of our industry. While commercial aircraft customers continue to reflect the uncertainties of the market, defense customers are optimistic if not bullish."
    With about 35% of Esterline's revenues generated from commercial aerospace, 45% from defense, and another 20% from expanding industrial applications, "...we're cautiously optimistic about the remainder of the year," Cremin said. "Defense business is solid, commercial is still uncertain, but, all things considered, our best estimate for fiscal 2003 earnings from continuing operations is about $1.20 per share."
    In addition, on June 28, Esterline entered into an agreement to sell substantially all the assets of its discontinued Excellon Automation subsidiary to a private party. Details of the agreement were not disclosed; the sale is subject to customary closing conditions. As previously reported, Esterline adopted a formal plan on July 25, 2002, to sell its Automation segment, which included Excellon. As part of this decision, the Automation segment was recorded as a "discontinued operation" as defined by GAAP (Generally Accepted Accounting Principles) in the company's fiscal third quarter of 2002 ended July 26. Esterline continues to report this segment as a "discontinued operation."

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of Esterline, are not guarantees of future performance, and involve risks and uncertainties that are difficult to predict. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to changes in aerospace/defense industry demand or because of current uncertainties associated with telecommunications and computer markets and other risks detailed in the company's public filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended October 25, 2002.


    CONTACT: Esterline Technologies
             Brian D. Keogh, 425/453-9400